Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Sunstone Hotel Investors, Inc. (the “Company”), each hereby certifies that to his knowledge on the date hereof:

(a) The Form 10-K of the Company for the year ended December 31, 2014, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Date: February 19, 2015	/s/ John V. Arabia
John V. Arabia
Chief Executive Officer

Date: February 19, 2015	/s/ Bryan A. Giglia
Bryan A. Giglia
Chief Financial Officer